Exhibit 5.1

425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201-3525

Telephone 501-688-8800

Fax 501-688-8807

February 24, 2026

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745-0130

Ladies and Gentlemen:

We have acted as counsel to J.B. Hunt Transport Services, Inc., an Arkansas corporation (the “Company”), and J.B. Hunt Transport, Inc., a Georgia corporation (the “Guarantor”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a shelf Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement is being filed on the date hereof for the registration under the Securities Act of the following securities (the “Securities”), to be offered and sold from time to time in one or more offerings by the Company, as more fully described in the Registration Statement:

i.	common stock, par value $0.01 per share, of the Company;
ii.	preferred stock, par value $100.00 per share, of the Company;
iii.	rights of the Company;
iv.	warrants of the Company;
v.	one or more series of debt securities of the Company; and
vi.	guarantees of the debt securities by the Guarantor.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In so acting, we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion including but not limited to the following: (i) an executed copy of the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (ii) those exhibits that have been incorporated by reference into the Registration Statement; (iii) the Amended and Restated Articles of Incorporation, as amended, and the Second Amended and Restated Bylaws, as amended, of the Company (collectively, the “Company Articles and Bylaws”); (iv) the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Guarantor (collectively, the “Guarantor Articles and Bylaws”); and (v) certain resolutions adopted by the Company’s and the Guarantor’s Boards of Directors with respect to the registration of the Securities. We have assumed that all signatures are genuine, the legal capacity of all natural persons, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantor, and other sources believed by us to be responsible.

Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. | Attorneys at Law

J.B. Hunt Transport Services, Inc.

February 24, 2026

We have assumed that (i) the Securities to be offered will have been specifically authorized for issuance by the Boards of Directors of the Company and the Guarantor, as applicable, in conformity with the requirements of applicable law and the Company Articles and Bylaws and the Guarantor Articles and Bylaws; (ii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iii) the Registration Statement will have been deemed effective upon filing with the SEC or will have been otherwise declared effective by an appropriate order entered by the SEC; (iv) a prospectus supplement describing the Securities offered thereby will have been prepared and filed in accordance with the requirements of the Securities Act and the rules and regulations of the SEC; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company, the Guarantor (if applicable) and the other parties thereto; (vii) the Securities will be duly signed, countersigned and authenticated by authorized persons, as required by applicable agreements and indentures; (viii) the issuance and sale of the Securities, and the Company’s and the Guarantor’s performance of any related agreements, will not contravene or violate the Company Articles or Bylaws or the Guarantor Articles or Bylaws, as applicable, violate any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, respectively; and (ix) any legally required filings with, or consents, approvals, authorizations and other orders of, the SEC and any court, regulatory authority or other governmental body having jurisdiction over the Company will have been made or obtained, as applicable, and the Company will comply with any requirements or restrictions imposed thereby.

With respect to the issuance and sale of any shares of common or preferred stock, we have assumed that (i) a sufficient number of shares of common or preferred stock, as applicable, are authorized and reserved or available for issuance; and (ii) that the consideration for the issuance and sale of such shares of common or preferred stock will consist of money paid, labor done or property actually received, as approved by the Board of Directors of the Company or a committee thereof, and that such consideration will be no less than the par value of such stock.

With respect to the issuance and sale of any rights, warrants or series of debt securities, we have assumed that (i) the terms of such Securities and of their issuance and sale, and any agreements and other matters relating to such Securities, will have been duly authorized by all necessary corporate action of the Company; (ii) any agreements applicable to such Securities will have been validly executed and delivered by the parties thereto; and (iii) such Securities will have been duly executed, authenticated and delivered in accordance with any applicable agreements.

J.B. Hunt Transport Services, Inc.

February 24, 2026

With respect to the guarantees of the debt securities by the Guarantor, we have assumed that (i) the terms of such guarantees, and any agreements and other matters relating to such guarantees, will have been duly authorized by all necessary corporate action of the Guarantor; (ii) any agreements applicable to such guarantees will have been validly executed and delivered by the parties thereto; and (iii) such guarantees will have been duly executed, authenticated and delivered in accordance with any applicable agreements.

With respect to the issuance and sale of any series of debt securities and any guarantees of the debt securities, we have further assumed that (i) as applicable to such series of debt securities and guarantees, (A) the Indenture that has been incorporated by reference into the Registration Statement as Exhibit 4.6 remains in full force and effect, or (B) another indenture will have been duly executed and delivered on behalf of the Company, the Guarantor and a trustee qualified to act as such under applicable law and such indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a supplemental indenture applicable to such series of debt securities and such guarantees will have been duly authorized by all necessary corporate action of the Company, the Guarantor and the trustee, duly executed and delivered on behalf of the Company, the Guarantor and the trustee, and duly qualified under the TIA; and (iii) the debt securities of such series and the guarantees will have been duly executed by the Company and the Guarantor, respectively, and authenticated by the trustee in accordance with the applicable indenture and the applicable supplemental indenture.

Based upon, subject to and limited by the foregoing and the other limitations, qualifications and assumptions herein, we are of the opinion that:

1.         With respect to any shares of common stock or preferred stock, such shares of common stock or preferred stock will, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, be validly issued, fully paid and nonassessable.

2.         With respect to any rights, such rights will, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, constitute valid and binding obligations of the Company.

3.        With respect to any warrants, such warrants will, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, constitute valid and binding obligations of the Company.

4.         With respect to any series of debt securities and any guarantees of the debt securities, such debt securities and guarantees will, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, constitute valid and binding obligations of the Company and the Guarantor, respectively.

We do not express any opinion herein on any laws other than the law of the State of Arkansas, the Georgia Business Corporation Code, and the federal law of the United States of America.

J.B. Hunt Transport Services, Inc.

February 24, 2026

Our opinions are subject to bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling, and other laws relating to or affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter represents the reasoned judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law based upon facts presented to us or assumed by us and should not be considered or construed as a guaranty. It has been prepared solely for your use in connection with the filing of the Registration Statement, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Mitchell, Williams, Selig,
Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.